Exhibit 10.1

Yiyou Series Health Products Distribution Agreement

Party A: Beijing Eastern Union Medical Biotechnology, Ltd.

and its subsidiary - Ningxia Eastern Outai Medicine, Ltd.

Party B: China Internet Cafe Holdings Group Inc.

and its controlled entity - Shenzhen Junlong Culture Communication Co., Ltd.

Both parties agree to the following terms:

1. Cooperation

1.1 Party A agrees that Party B will distribute and sell Party A’s Yiyou series of health products (Yiyou Lian melatonin tablet, Yiyou vitamin B tablet, Yiyou calcium zinc chewable tablet, Yiyou Yunwei tablets) and Yiyou health product gift packages within the non-medical entities market set forth in this agreement.

1.2 Party A is responsible for supplying the Yiyou series health products and gift packages, while Party B purchases them on consignment. Party B is required to pay the contract price to Party A within 7 days after the first batch of product is sold out. Then Party A will continue to deliver the second batch of product to Party B.

2. Distribution Territory

2.1 As a non-medical entity in Guangdong province, Party B is qualified and able to execute this agreement based on national laws and regulations.

2.2 Party A agrees that Party B is allowed to purchase and re-sell Party A’s products in designated non-medical entity areas. Party B cannot trade Party A's products with other commodities, nor sell Party A's products be sold beyond the designated non-medical entity areas (unless both parties sign another agreement, which is not a restriction in this agreement).

2.3 In the event any party violates any of the terms above, the non-breaching party is entitled to seek recourse against the breaching party. The amount of damages shall be determined based on actual receipts of sales .

3. Settlement Method

3.1 Both parties agree to settle the payment based on each batch of product.

3.2 Party A shall provide receipt based on “supply price” for each batch.

3.3 In the event Party B returns any product due to quality issues, Party B is required to return Party A the customer form and deduction form of the VAT receipt or “Notice of Issuing Red VAT Special Receipt” issued by tax administrative agency from Party B. Then Party A will process the product return request.

3.4 Payment shall be directly wired from Party B’s bank account to the bank account designated by Party A.

4. Obligation and Rights of Party A

4.1 Obligation of Party A

(1) Party A shall provide all necessary marketing material and product training.

(2) Party A shall provide the following assistance based on Party B’s demand to promote products:

A. Party A is responsible for product presentation, training and issues regarding returning or exchanging products that will expire in a short period of time.

B. Party A appoints its delegate to conduct academic promotion in Party B’s designated areas. The delegate’s expenses shall be covered by Party A. Party B is responsible for other expenses.

4.2 Rights of Party A

(1) Party A has the right to appoint its delegate to visit the non-medical entities with Part B’s salesman or independently to check the sales condition, understand research and development, product promotion and sales progress.

(2) Cross-regional sales shouldn’t be conducted without Party A’s written approval.

(3) If Party B fails to perform the terms set forth in this agreement, Party A has the right to terminate the agreement on a ten day written notice to Party B.

5. Obligation and Rights of Party B

5.1 Obligation of Party B

(1) Party B shall pay RMB 0 yuan to Party A as market deposit within 5 business days of signing this agreement.

(2) Party B is responsible for promoting and selling products within the designated area and is responsible for all the expenses.

(3) Party B shall communicate with Party A truthfully and timely regarding the progress of product promotion, coordinate with Party A to visit non-medical entities and provide truthful market information.

(4) Party B shall maintain confidentiality of Party A’s information and data such as product information and marketing strategy.

5.2 Rights of Party B

(1) Party B is entitled to choose whether to become the agent of Party A based on market condition. If Party B decides to act as Party A’s agent, Party B has the right to decide the marketing strategy according to the local market condition, laws and regulations.

(2) Party B has the right to obtain detailed product information and materials and other marketing materials.

(3) In case Party A fails to perform the terms set forth in this agreement, Party B has the rights to terminate this agreement on a ten day written notice to Party A.

(4) Party B has the rights to adjust the product price according to market condition of the local non-medical entities in the designated area, but the retail price to end customers shall remain the same and the product price for comparable markets shall remain the same.

(5) When Party B successfully completes the terms set forth in this agreement, Party B has the priority to extend the agreement.

6. The effective period of this agreement is from January 27, 2014 through January 30, 2015. When the agreement expires, Party B has the priority to renew the agreement. Both parties should strictly comply with the terms in this agreement after signing and sealing. Both Parties may submit to the courts in Beijing to for adjudication of any disputes between both parties that cannot be settled by negotiation.

7. There are four copies of this agreement and each party retains two copies. This agreement becomes effective immediately when it is signed and sealed by both parties. The effective period begins on the signing date.

Part A: Beijing Eastern Union Medical Biotechnology, Ltd.

and its subsidiary - Ningxia Eastern Outai Medicine, Ltd.

Representative:

Date:

Part B: China Internet Cafe Holdings Group Inc.

and its controlled entity - Shenzhen Junlong Culture Communication Co., Ltd.

Representative:

Date: